#101882793v2 February 26, 2026 J.P. Morgan Securities LLC 270 Park Avenue, New York, NY 10017 BofA Securities, Inc. One Bryant Park New York, NY 10036 Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, NY 10281 as Representatives of the several Underwriters named in Section 3 of the Underwriting Agreement referred to below Ladies and Gentlemen: I am Assistant General Counsel of PPL Services Corporation, an affiliate of PPL Corporation, a Pennsylvania corporation (the “Company”) and PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital Funding”). In this capacity, I have acted as counsel to the Company and PPL Capital Funding in connection with the proposed issuance and sale of 23,000,000 of the Company’s Equity Units, initially in the form of Corporate Units (“Corporate Units”), each with a stated amount of $50 and comprised of (i) a purchase contract (a “Purchase Contract”) under which the holder will purchase from the Company on February 15, 2029, for a price of $50 per Corporate Unit, a number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company determined pursuant to the terms of the Purchase Contract and Pledge Agreement (as defined below), (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding’s 4.02% W. Eric Marr Assistant General Counsel 645 Hamilton Street Allentown, PA 18101 PPL 645 Hamilton Street Allentown, PA 1810 WMarr@pplweb.com Email address@pplweb.com

2 Remarketable Senior Notes due 2034 (“2034 RSNs”) and (iii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding’s 4.02% Remarketable Senior Notes due 2039 (“2039 RSNs” and, together with the 2034 RSNs, the “Notes”). The Notes will be guaranteed by guarantees of the Company (the “Guarantees”, together with the Notes, the Purchase Contracts and the Corporate Units, the “Securities”). In such capacity, I am furnishing you this opinion pursuant to Section 7(d) of the Underwriting Agreement dated February 23, 2026 (the “Underwriting Agreement”) among the Company, PPL Capital Funding and each of the several Underwriters named therein (the “Underwriters”). The Notes are to be issued pursuant to the provisions of the Base Indenture dated as of November 1, 1997, heretofore supplemented and as further supplemented by Supplemental Indenture No. 19 establishing the terms of the 2034 RSNs and by Supplemental Indenture No. 20 establishing the terms of the 2039 RSNs, each dated as of February 26, 2026 (the Base Indenture as so supplemented, the “Indenture”) among PPL Capital Funding, the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”). Terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Underwriting Agreement. I have examined: a. the Certificate of Incorporation and By-Laws of PPL Capital Funding; b. the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of the Company; c. the Purchase Contract and Pledge Agreement, including the form of Remarketing Agreement attached thereto; d. the Indenture, including (i) Supplemental Indenture No. 19, and the Officers’ Certificate pursuant to Section 301 of the Indenture, establishing certain terms of the 2034 RSNs and (ii) Supplemental Indenture No. 20, and the Officers' Certificate pursuant to Section 301 of the Indenture, establishing certain terms of the 2039 RSNs; e. the Notes; f. the Underwriting Agreement; g. the Pricing Term Sheet; h. the registration statement on Form S-3 (Registration Nos. 333-277140 and 333-277140-04) relating to the Securities and certain other securities which was filed by the Company and PPL Capital Funding with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and which first became effective upon filing on February 16, 2024 (such registration statement being hereinafter referred to as the “Registration Statement”);

3 i. the prospectus dated February 16, 2024 included in the Registration Statement (the “Base Prospectus”), as supplemented to reflect certain terms of the offering of the Securities by the preliminary prospectus supplement dated February 23, 2026 and in the form filed by the Company with the Commission on February 23, 2026 pursuant to Rule 424(b) (together with the Base Prospectus, the “Preliminary Prospectus”); j. the final prospectus supplement dated February 23, 2026 and in the form filed by the Company with the Commission on February 25, 2026 pursuant to Rule 424(b) (together with the Base Prospectus, the “Prospectus”); and k. the free writing prospectus prepared by the Company and listed on Schedule A hereto in the form filed by the Company with the Commission on February 24, 2026 pursuant to Rule 433 (the “Free Writing Prospectus,” and together with the Preliminary Prospectus, the “Pricing Disclosure Package”). Whenever the terms “Registration Statement,” “Prospectus” and “Preliminary Prospectus” are used herein, such terms shall be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3. Based upon such examination, upon my familiarity with the Company and PPL Capital Funding, and upon an examination of such other documents and questions of law as I have deemed appropriate for purposes of this opinion, I am of the opinion that: i. the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; ii. the Guarantees are in the form established pursuant to the Indenture, have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee of the Notes on which the Guarantees are endorsed and delivery of such Notes against payment therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); iii. the Indenture has been duly authorized, executed and delivered by the Company and PPL Capital Funding and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company and PPL Capital Funding, enforceable against the Company and PPL Capital Funding in accordance with its terms, except to the extent limited by the Enforceability Exceptions; no authorization, vote, consent or action by the holders

4 of any of the outstanding shares of capital stock of the Company or PPL Capital Funding is necessary with respect to the execution and delivery by the Company or PPL Capital Funding of Supplemental Indenture No. 19 or Supplemental Indenture No. 20; iv. the Corporate Units have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent limited by the Enforceability Exceptions; v. the Purchase Contract and Pledge Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by the Enforceability Exceptions; no authorization, vote, consent or action by the holders of any of the outstanding shares of capital stock of the Company is necessary with respect to the execution and delivery by the Company of the Purchase Contract and Pledge Agreement; vi. the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown, and I do not know of any legal or governmental proceedings required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; vii. the Underwriting Agreement has been duly authorized, executed and delivered by the Company and PPL Capital Funding and each of the Purchase Contract and Pledge Agreement and the Corporate Units has been duly authorized by the Company; viii. no consent, approval, authorization or other order of any public board or body of the United States or the Commonwealth of Pennsylvania (except for the registration of the Securities under the Act and the qualification of the Indenture under the Trust Indenture Act and other than in connection or compliance with the provisions of the state securities or “blue sky” laws of any jurisdiction, as to which I express no opinion) is legally required for the authorization of the issuance and sale of the Securities; ix. the execution and delivery by the Company and PPL Capital Funding of, and the performance by each of the Company and PPL Capital Funding of its obligations under, the Underwriting Agreement, the Indenture, the Securities and the Purchase Contract and Pledge Agreement will not contravene (i) the Amended and Restated Articles of Incorporation or By-laws of the Company or the Certificate

5 of Incorporation or By-laws of PPL Capital Funding, (ii) to the best of my knowledge, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or PPL Capital Funding or any agreement or other instrument binding upon the Company or PPL Capital Funding that, in the case of any such agreement specified in this clause (ii) is material to the Company or PPL Capital Funding, or (iii) to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or PPL Capital Funding; x. the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus; xi. the shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non- assessable and are not subject to any preemptive or similar rights; and xii. the shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance by the Company and conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, when issued and delivered in accordance with the terms of the Purchase Contract and Pledge Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights. Except as set forth in (vi) and (x) above, I am not passing upon the correctness and completeness of the statements made or information included in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Company, PPL Capital Funding or the Underwriters and take no responsibility therefor. However, in the course of the preparation by the Company and PPL Capital Funding of the Registration Statement, the Pricing Disclosure Package and the Prospectus, I had conferences with certain of their officers and employees, with other counsel for the Company and PPL Capital Funding, with representatives of and counsel for the Underwriters, with representatives of Deloitte & Touche LLP, independent certified public accountants, and I have no reason to believe that (a) the Registration Statement, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time (as defined in the Underwriting Agreement and which I understand is 10:00 p.m. (New York City time) on February 23, 2026), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of the date of the Underwriting Agreement, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that I express no opinion as to (a) the

6 financial statements and schedules and other financial data contained or incorporated by reference in, or omitted from, the Registration Statement, the Pricing Disclosure Package or the Prospectus or (b) information relating to the Underwriters and furnished in writing to the Company as set forth in Schedule B to the Underwriting Agreement by or on behalf of the Underwriters through the Representatives specifically for inclusion therein. I am a member of the Pennsylvania and Delaware Bars and do not hold myself out as an expert on the laws of any other state. As to all matters governed by the laws of the State of New York, I have relied upon the opinion of even date herewith of Davis Polk & Wardwell LLP, counsel for the Company and PPL Capital Funding. In rendering their opinions to you, Hunton Andrews Kurth LLP and Davis Polk & Wardwell LLP may rely upon this opinion as to all matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them. Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Very truly yours, /s/ W. Eric Marr, Esq., Assistant General Counsel of PPL Services Corporation, an affiliate of PPL Corporation

7 SCHEDULE A FREE WRITING PROSPECTUS 1. Pricing Term Sheet